Exhibit 10.23























     -----------------------------------------------------------------


                          BPC HOLDING CORPORATION


                      -------------------------------


                           STOCKHOLDERS AGREEMENT


                       ------------------------------


                         Dated as of June 18, 1996


      ----------------------------------------------------------------

                             TABLE OF CONTENTS
                          (Not Part of Agreement)


Section                                                                Page
- -------                                                                ----

                                 ARTICLE I

                               DEFINED TERMS

1.1.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . 2
1.2.    Additional Terms  . . . . . . . . . . . . . . . . . . . . . . . . 5
1.3.    Purchase Agreement Defined Terms, etc.  . . . . . . . . . . . . . 5

                                 ARTICLE II

             BOARD OF DIRECTORS APPROVAL AND INFORMATION RIGHTS

2.1.    Board of Directors and Approval Rights  . . . . . . . . . . . . . 6
2.2.    Conflicting Agreements  . . . . . . . . . . . . . . . . . . . .  12
2.3.    Actions Consistent with Agreement . . . . . . . . . . . . . . .  12
2.4.    Covenants of the Company  . . . . . . . . . . . . . . . . . . .  12

                                ARTICLE III

                            REGISTRATION RIGHTS

3.1.    Demand Registration Rights  . . . . . . . . . . . . . . . . . .  16
3.2.    Company Registration  . . . . . . . . . . . . . . . . . . . . .  18
3.3.    Obligations of the Company  . . . . . . . . . . . . . . . . . .  19
3.4.    Furnish Information . . . . . . . . . . . . . . . . . . . . . .  20
3.5.    Expenses of Demand Registration . . . . . . . . . . . . . . . .  21
3.6.    Expenses of Company Registration  . . . . . . . . . . . . . . .  21
3.7.    Underwriting Requirements; "Piggyback" Registrations Rights on
          Company Registrations, etc  . . . . . . . . . . . . . . . . .  21
3.8.    Delay of Registration . . . . . . . . . . . . . . . . . . . . .  22
3.9.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  22
3.10.   Reports Under the '34 Act . . . . . . . . . . . . . . . . . . .  25
3.11.   Form S-3 Registration . . . . . . . . . . . . . . . . . . . . .  25
3.12.   Limitations on Subsequent Registration Rights . . . . . . . . .  27
3.13.   "Market Stand-Off" Agreement  . . . . . . . . . . . . . . . . .  27
3.14.   Termination of Registration Rights  . . . . . . . . . . . . . .  28

                                 ARTICLE IV

                            SALE OF THE COMPANY

4.1.    Sale of the Company.  . . . . . . . . . . . . . . . . . . . . .  28
4.2.    Conditions of Sale. . . . . . . . . . . . . . . . . . . . . . .  30
4.3.    Consideration Allocation. . . . . . . . . . . . . . . . . . . .  32

                                 ARTICLE V

                     PREEMPTIVE RIGHTS; NEW SECURITIES

Section                                                                Page
- -------                                                                ----

5.1.    Preemptive Rights, etc  . . . . . . . . . . . . . . . . . . . .  32

                                 ARTICLE VI

                                TERMINATION


                                ARTICLE VII

                               MISCELLANEOUS

7.1.    Transfer Restrictions, Tag-Along Rights, etc  . . . . . . . . .  34
7.2.    Successors and Assigns  . . . . . . . . . . . . . . . . . . . .  37
7.3.    Amendment and Modification; Waiver of Compliance; Conflicts . .  37
7.4.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
7.5.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .  38
7.6.    Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
7.7.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
7.8.    Recapitalizations, Exchanges, Etc., Affecting the Common Stock or
          other Securities; New Issuances . . . . . . . . . . . . . . .  39
7.9.    Share Certificates, Restrictive Endorsement, Replacement
          Certificates, etc.  . . . . . . . . . . . . . . . . . . . . .  39
7.10.   Consent to Jury Trial . . . . . . . . . . . . . . . . . . . . .  40
7.11.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
7.12.   Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . .  41
7.13.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  41
7.14.   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . .  41
7.15.   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . .  41
7.16.   No Strict Construction  . . . . . . . . . . . . . . . . . . . .  41
7.17.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  41


SCHEDULES

Schedule I     Addresses

                           STOCKHOLDERS AGREEMENT
                           ----------------------


     This STOCKHOLDERS AGREEMENT, dated as of June 18, 1996 (as amended or otherwise modified from time to time, this "Agreement"), among BPC HOLDING
                                            ---------
CORPORATION, a Delaware corporation (the "Company"), ATLANTIC EQUITY
                                          -------
PARTNERS INTERNATIONAL II, L.P., a Delaware limited partnership ("International"), CVCA (defined below), The CIT GROUP/EQUITY INVESTMENTS,
  -------------
INC., a New Jersey corporation ("CITEI") and BPC EQUITY, LLC, a Delaware
                                 -----
limited liability company ("Aetna" and, together with CITEI, being,
                            -----
collectively, the "Institutional Holders" and, individually, an
                   ---------------------
"Institutional Holder"), and each of those other parties listed on the
 --------------------
signature pages to this Agreement.


                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, pursuant to a Stock Purchase and Recapitalization Agreement, dated as of June 12, 1996 (as amended or otherwise modified from time to time, the "Purchase Agreement"), among the Company, International, CVCA,
           ------------------
the Institutional Holders and certain other parties including those listed on the signature pages hereto (International, CVCA, the Institutional Holders and such other parties being, individually, a "Stockholder" and,
                                                       -----------
collectively, "Stockholders") and certain transactions contemplated in
               ------------
connection therewith, the Stockholders will purchase or otherwise receive Securities of the type, series, classes and amounts as set forth on the Schedules to the Purchase Agreement; and

     WHEREAS, as a condition precedent to issuing and purchasing the Securities pursuant to the Purchase Agreement, and the consummation of the other transactions contemplated in connection therewith, the Company and the Stockholders, respectively (and with respect to certain provisions thereof, the holders of Preferred Interests), have agreed to enter into this Agreement for the purpose of, among other things, (i) establishing the composition of the Company's Board of Directors, (ii) granting certain rights regarding the management of the Company and (iii) establishing certain rights regarding the Common Stock and other securities of the Company;

     NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for other good and valuable consideration the parties hereto hereby agree as follows:

                                 ARTICLE I

                               DEFINED TERMS

     Section 1.1.  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings:

     "Berry" means Berry Plastics Corporation, a Delaware corporation.
      -----

     "Board of Directors" means the Board of Directors of the Company, as
      ------------------
duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the By-Laws and applicable law and duly authorized to make the relevant determination or take the relevant action.

     "Conversion Event" is defined in the Amended and Restated Certificate
      ----------------
of Incorporation.

     "Core Business" means the manufacturing and marketing of plastic
      -------------
products, including, without limitation, plastic packaging products such as aerosol overcaps, rigid open-top containers and drink cups.

     "CVCA" means Chase Venture Capital Associates, L.P., a California
      ----
limited partnership, solely in its capacity as a Holder of Securities.

     "Event of Non-Compliance" means any material breach or default by the
      -----------------------
Company of any of its material obligations under this Agreement, the Purchase Agreement, any Related Document or any Other Financing Document.

     "FACL" means First Atlantic Capital, Ltd., a Delaware corporation.
      ----

     "Form S-3" means such form under the '33 Act as in effect on the date
      --------
hereof or any registration form under the '33 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Holder" means any Stockholder or Permitted Transferee who becomes a
      ------
party to or bound by the provisions of this Agreement in accordance with the terms hereof.

     "Preferred Interest" means any Interest of any Person in any Preferred
      ------------------
Stock, Warrants or Warrant Stock acquired under or in connection with the Preferred Stock Purchase Agreement, including any capital stock or Interests issued in respect of the foregoing in connection with a dividend, distribution, stock split, subdivision, combination, reclassification or similar event in respect of any such Preferred Stock, Warrant or Warrant Stock.

     "Preferred Stock Control Event" means the occurrence of any event
      -----------------------------
described in Section 3(c) of Part B of the Amended and Restated Certificate of Incorporation which would permit the holders of the Preferred Stock to elect a majority of the members of the Board of Directors.

     "Qualified Public Offering" means a public offering of shares of the
      -------------------------
Company's Common Stock in a firm commitment underwriting effected by the Company pursuant to a registration statement (a "Registration Statement")
                                                 ----------------------
under the '33 Act (other than a Registration Statement on Form S-8 or successor form used for employee benefits) which results in gross proceeds of at least $20,000,000.

     "Register", "registered", and "registration" means a registration
      --------    ----------        ------------
effected by preparing and filing a Registration Statement or similar document in compliance with the '33 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

     "Related Person" means, (i) with respect to International, (x) any
      --------------
Person which is controlled by Roberto Buaron or (y) any partner, shareholder or similar equity holder of International or such Person described in clause (i)(x) above which receives Securities from
             -------------
International or such Person in connection with a wind-up, liquidation or similar distribution of or by International or such Person, (ii) with respect to Aetna, (x) any wholly-owned Subsidiary of Aetna Life and Casualty Company, a Connecticut corporation, (iii) with respect to any other Holder, (x) any Person which is controlled by (or, in the case of Aetna, which controls) such Holder or (y) any partner, shareholder or similar equity holder of such Holder or such Person described in clause (iii)(x) above which receives Securities from such Holder or such
- ---------------
Person in connection with a windup, liquidation or similar distribution of or by such Holder or such Person and (iv) for purposes of Section 7.1
                                                          -----------
hereof, with respect to any holder of Preferred Stock, (x) any Person which is controlled by such holder or (y) any partner, shareholder or similar equity holder of such holder or such Person described in clause (iv)(x)
                                                         --------------
above which receives securities from such holder or such Person in connection with a windup, liquidation or similar distribution of or by such holder or such Person. For purposes hereof, "control" and its derivatives shall mean, with respect to any Person, the power to direct and control the management or policies of such Person, whether through the beneficial ownership of voting securities or Interests, by contract or agreement or otherwise.

     "Restricted Securities" means (i) any Securities purchased or
      ---------------------
otherwise acquired by any Holder, and (ii) any capital stock issued or issuable directly or indirectly with respect to the Securities referred to in clause (i) above by way of stock dividend or stock split or in
   ----------
connection with a combination of capital stock, recapitalization, merger, consolidation or other reorganization. As to any particular capital stock constituting Restricted Securities, such capital stock will cease to be

Restricted Securities when they have been (x) effectively registered under the '33 Act and disposed of in accordance with the Registration Statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the '33 Act ("Rule 144").
              --------

     "Sale of the Company" means the sale of the Company to one or more
      -------------------
Persons that are not Affiliates of any Holder or the Company in a single or series of related transactions pursuant to which the acquiring Person or Persons acquire (i) all of the capital stock of the Company (whether by way of sale, transfer, merger, consolidation or otherwise) or (ii) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities" means any (i) Common Stock purchased under the Purchase
      ----------
Agreement, (ii) New Securities acquired pursuant to Article V hereof in
                                                    ---------
respect of such Common Stock and (iii) other capital stock or Interests issued in connection with a dividend, distribution, stock split, subdivision, combination, reclassification or similar event in respect of any such Common Stock described in clauses (i) and (ii) above.
                                   -----------     ----

     "Senior Bank Agreement" means the Loan and Security Agreement, dated
      ---------------------
April 21, 1994, by and between Fleet Capital Corporation (as successor to Barclays Business Credit, Inc.) and Berry.

     "Senior Subordinated Notes" means the unsecured promissory notes of
      -------------------------
Berry in the original aggregate principal amount of $100,000,000 issued pursuant to, and governed by, the Indenture, dated as of April 21, 1994, by and among Berry, the Company, Berry Iowa Corporation, Berry - CPI Plastics Corp. and United States Trust Company of New York, as trustee.

     "Voting Holder" means a Holder who holds Voting Stock or retains, by
      -------------
proxy or otherwise, the power to vote Voting Stock.

     "Voting Stock" means capital stock of the Company of any class or
      ------------
series, the Holders of which are then, in the absence of contingencies or contractual arrangements (such as this Agreement), entitled to vote for the election of directors to the Company's Board of Directors.

     "Warrant Stock" has the meaning provided in the Preferred Stock
      -------------
Purchase Agreement.

     Section 1.2.  Additional Terms.  The following terms shall have the
                   ----------------
meanings indicated or referred to in the following Sections of this
Agreement:

Term                               Section
- ----                               -------

Aetna                              Preamble
                                   --------
Agreement                          Preamble
                                   --------
Annual Budget                      2.4(a)(v)
Approved Sale                      4.1(d)
Benefitting Party                  Article VI
                                   ----------
CITEI                              Preamble
                                   --------
Company                            Preamble
                                   --------
Demand Date                        4.1(d)
Disposition                        7.1(b)
Initial Registration               3.1(a)
Initiating Holder                  3.1(b)
Institutional Holder and
  Institutional Holders            Preamble
                                   --------
International                      Preamble
                                   --------
Investment Bank                    4.1(b)
New Securities                     5.1(b)
Permitted Transfer                 7.1(a)
Permitted Transferee               7.1(a)
Preferred Stock Holder             7.1(b)
Purchase Agreement                 1st Recital
                                   -----------
Qualified Holder                   2.4(a)
Registration Statement             Definition of Qualified Public Offering
Request for Sale                   4.1(a)
Rule 144                           Definition of Restricted Securities
Stockholder and Stockholders       1st recital
                                   -----------
Tag-Along Purchase Offer           7.1(b)
Tag-Along Sale                     7.1(b)
Tag-Along Seller                   7.1(b)
Tag-Along Securities               7.1(b)
Violation                          3.9(a)
Warrant Holder                     7.1(b)

     Section 1.3.  Purchase Agreement Defined Terms, etc.  Unless otherwise
                   --------------------------------------
defined, terms used herein shall have the meanings provided in the Purchase Agreement. Section 1.3 of the Purchase Agreement shall apply to this
            -----------
Agreement as if set forth in full herein, except that all references to the Purchase Agreement contained in such Section shall, as appropriate and as the context requires, be deemed to mean this Agreement.


                                 ARTICLE II

             BOARD OF DIRECTORS APPROVAL AND INFORMATION RIGHTS

     Section 2.1.  Board of Directors and Approval Rights.  The parties
                   --------------------------------------
hereto covenant and agree as follows:

     (a)  From and after the Closing and until the provisions of this
Section 2.1 terminate, in whole or in part, pursuant to Article VI hereof
- -----------                                             ----------
or as otherwise expressly provided in this Section 2.1, each Holder shall
                                           -----------
vote all of such Holder's Voting Stock and shall take all other necessary or desirable actions within the Holder's control (in its capacity as a stockholder, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special meetings of its shareholders and its Board of Directors), so that:

          (i) until the occurrence of a Conversion Event, the number of directors constituting the Company's Board of Directors shall be seven; provided, however, that (x) in the event the holders of
            --------  -------
     Preferred Stock have the right, pursuant to Section 3(c) of Part B of the Amended and Restated Certificate of Incorporation, to designate and cause to be elected up to two of their representatives to the Company's Board of Directors, the number of directors constituting the Company's Board of Directors shall be increased by the number of such representatives actually elected, plus an equal number of additional
                                       ----
     directors to be designated by International pursuant to the proviso to
     Section 2.1(a)(ii)(A) below and (y) upon the occurrence of a Preferred Stock Control Event, the number of directors constituting the Company's Board of Directors shall be increased by a number which, when taken together with the other representatives of the holders of the Preferred Stock who are then members of the Company's Board of Directors (if any), would result in a majority of the members of the Company's Board of Directors being representatives of the holders of Preferred Stock;

          (ii)

               (A) three members of the Board of Directors shall be representatives designated by International; provided, however,
                                                       --------  -------
          that in the event (but only in the event) the Company's Board of Directors is increased by the holders of Preferred Stock as contemplated by clause (x) of the proviso to Section 2.1(a)(i)
                          ----------
          above, International shall have the right to designate and cause to be elected to the Company's Board of Directors such additional number of representatives as shall equal the number of representatives actually elected by the holders of Preferred Stock;

               (B) two members of the Board of Directors shall be representatives designated by CVCA;

               (C) one member of the Board of Directors shall be a representative designated by a majority-in-interest of the Institutional Holders; and

               (D) so long as no Conversion Event of the type described in clause (i) of the definition thereof has occurred, one member of the Board of Directors shall be Roberto Buaron or his designee;

     provided, however, that upon the occurrence of and following a
     --------  -------
     Conversion Event, (1) the number of representatives to the Board of Directors that may be designated by CVCA hereunder (and not pursuant to the Amended and Restated Certificate of Incorporation as a result of its holding Preferred Stock) shall be increased by one and (2) if the Conversion Event is of the type described in clause (ii) or (iii) of the definition thereof, the number of representatives to the Board of Directors that may be designated by International pursuant to clause (ii)(A) above shall be decreased by one.
     --------------

          (iii) the removal from the Board of Directors (with or without cause) of any representative designated by International, CVCA or a majority-in-interest of the Institutional Holders shall be only at the written request of International, CVCA or a majority-in-interest of the Institutional Holders, respectively, and under no other circumstances;

          (iv) in the event that any representative designated hereunder by International, CVCA or a majority-in-interest of the Institutional Holders for any reason ceases to serve as a member of the Board of Directors during his or her term of office, the resulting vacancy on the Board of Directors shall be filled by a representative designated by International, CVCA or a majority-in-interest of the Institutional Holders, as the case may be, that such director represented;

          (v) until the occurrence of a Conversion Event, none of the following actions shall be approved or undertaken by the Company or any of its Subsidiaries without the affirmative vote of the holders of a majority of the Voting Stock held by CVCA and the Institutional Holders; and, after the occurrence of a Conversion Event, none of the following actions shall be approved or undertaken by the Company or any of its Subsidiaries without the affirmative vote of each of (A) International and (B) holders of a majority of the Voting Stock held by CVCA and the Institutional Holders (in each case subject to the additional approval or affirmative vote of the holders of Preferred Stock to the extent required under the Amended and Restated Certificate of Incorporation):

               (1) any merger or consolidation (in either case pursuant to which shareholders of the Company receive consideration, directly or indirectly, from another Person upon the consummation of such merger or consolidation) or liquidation of the Company or any sale or series of sales of the assets of the Company or any of its Subsidiaries (whether by way of transfer, assignment, dividend, distribution, merger, consolidation or otherwise other than sales of inventory in the ordinary course of business) pursuant to which the Company or any of its Subsidiaries receives consideration in excess of $30,000,000 in the aggregate for all such sales during any 12-month period;

               (2) any acquisition of another business or series of acquisitions of other businesses (whether by way of purchase, transfer, assignment, merger, consolidation or otherwise) pursuant to which the Company or any of its Subsidiaries pays, distributes or contributes consideration (which shall include all assumed funded indebtedness) in excess of $30,000,000 in the aggregate for all such acquisitions during any 12-month period; provided, however, that the restrictions set forth in this
          --------  -------
          paragraph (2) shall not apply to capital expenditures for
          -------------
          property, plant, machinery and equipment;

               (3) any Investments by the Company or any of its Subsidiaries in any Person that is not a Subsidiary of the Company and pursuant to which the Company or any of its Subsidiaries pays, distributes or contributes capital or other consideration in excess of $20,000,000 in the aggregate for all such Investments during any 12-month period;

               (4) any incurrence of funded indebtedness by the Company or any of its Subsidiaries which, when aggregated with all such indebtedness incurred since the date hereof, exceeds $22,000,000 in aggregate principal amount other than the following:

                    (A)  any indebtedness evidenced by the Senior
               Subordinated Notes or the Senior Secured Notes;

                    (B) any indebtedness presently outstanding or hereafter incurred under the Senior Bank Agreement up to a maximum of $28,000,000 aggregate principal amount;

                    (C) indebtedness incurred or assumed in connection with (x) acquisitions permitted under Section 2.1(a)(v)(2)
                                                     --------------------
               above, and (y) acquisitions that are not permitted under such Section but that have been approved by an affirmative vote of a majority of the Voting Stock held by CVCA and the Institutional Holders and, if required hereunder, by International; and

                    (D) any refinancing, restructuring, replacement, exchange or similar modification of the indebtedness created (x) in accordance with clause (C)
                                                               ----------
               above up to a maximum aggregate principal amount not to exceed the aggregate principal amount of such indebtedness outstanding immediately prior to such refinancing, restructuring, replacement, etc. and (y) under the Senior Bank Agreement up to a maximum of $28,000,000 aggregate principal amount;

               (5) any issuance of capital stock of the Company or any of its Subsidiaries providing, when aggregated with all such issuances since the date hereof, aggregate gross proceeds to the Company and its Subsidiaries in excess of $20,000,000; provided,
                                                                 --------
          however, for purposes of this, and only this, Section
          -------                                       -------
          2.1(a)(v)(5), gross proceeds shall be deemed to be, with respect
          ------------
          to any issuance of capital stock with a liquidation preference, the higher of the gross proceeds of such issuance and the amount of the liquidation preference of such capital stock;

               (6) any amendment or modification to the Company's Amended and Restated Certificate of Incorporation or By-Laws;

               (7) any increase in, or the payment of, any dividends or distributions on capital stock other than (x) increases in, or payments of, dividends on Preferred Stock as provided for in the Amended and Restated Certificate of Incorporation or (y) distributions of Warrant Stock as provided for in the Warrants; or any redemption or repurchase of any capital stock other than as provided for by the Amended and Restated Certificate of Incorporation; provided, however, that the Company may purchase
                         --------  -------
          capital stock of the Company held by (A) any employees of the Company or any of its Subsidiaries at a price not to exceed the fair market value thereof (as determined in good faith by the Board of Directors) and (B) any SBIC Holder in connection with a Regulatory Violation or a Regulatory Problem;

               (8) the commencement of any bankruptcy, insolvency or similar proceeding in respect of the Company or any of its Subsidiaries;

               (9) the engagement by the Company or any of its Subsidiaries in any business, activities or operations substantially unrelated to the Core Business, except to the extent all such unrelated businesses, activities or operations do not have aggregate revenues exceeding 20% of the aggregate revenues of the Company and its Subsidiaries, taken as a whole;

               (10) any transactions between the Company or any of its Subsidiaries, on the one hand, and FACL or any of its Affiliates, on the other; provided, however, that the following payments
                        --------  -------
          shall be permitted: (w) management fees in an amount not to exceed $750,000 per annum in the aggregate, plus out-of-pocket expenses may be paid by the Company and/or any Subsidiary to FACL or one of its Affiliates, (x) upon the consummation of the Closing, a closing fee not to exceed $1,250,000 in the aggregate, plus out-of-pocket expenses, may be paid to FACL or one of its Affiliates; (y) subsequent to the Closing Date, in the event the Company or any of its Subsidiaries consummates any transaction of the type described in clauses (v)(2) or (v)(3) above (including
                                --------------    ------
          any transaction of such type which does not require the approval of International or CVCA pursuant to such clauses), a transactional fee may be paid to FACL or one of its Affiliates in respect of such acquisition; provided, however, that such
                                       --------  -------
          transactional fee does not exceed the lesser of 1% of the total acquisition value or $1,250,000 for any such acquisition and (z) out-of-pocket expenses incurred in connection with any transaction involving the Company or any of its Subsidiaries (whether or not such transaction is consummated) may be paid to FACL or one of its Affiliates; or

               (11) any material change in the tax or accounting methods or principles used or applied by the Company or any of its Subsidiaries other than changes in methods or principles required by the Financial Accounting Standards Board; and

          (vi) the Company shall, and shall cause each of its Subsidiaries to, perform and observe all its covenants, obligations and agreements under and in respect of Section 6.2 of the Purchase Agreement which remain in force and effect thereunder.

     (b)  For purposes of Section 2.1(a)(v) above, all non-cash payments,
                          -----------------
contributions or other consideration shall be valued at the market value therefor, which shall be the last quoted or available market price, if such payment, contribution or other consideration is in the form of marketable securities, and otherwise shall be the fair market value therefor as determined by the Board of Directors acting in good faith.

     (c) The Holders shall take all necessary and appropriate actions to provide that at least one director designated by International and one director designated by CVCA are members of any and all committees of the Board of Directors.

     (d) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. So long as any director designated by International, CVCA or by the holders of Preferred Stock serves on the Board and for three years thereafter, the Company shall maintain directors indemnity insurance coverage reasonably satisfactory to each director designated by International, CVCA, the Institutional Holders or by the holders of Preferred Stock. No directors shall be provided any cash or other compensation of any kind unless approved by a majority of the directors designated by International, CVCA and the Institutional Holders.

     (e) The Amended and Restated Certificate of Incorporation and By-Laws shall provide for indemnification and reimbursement of directors and officers to the fullest extent permitted by the Delaware General
Corporation Law.

     (f) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2.1, the election of an
                                           -----------
individual to such directorship shall be accomplished in accordance with the By-Laws and applicable law.

     (g)  If the rights of International under Section 2.1(a) are
                                               --------------
terminated pursuant to the second sentence of Article VI and International
                                              ----------
is otherwise unable to designate and cause to be elected at least one representative to the Company Board of Directors, each Holder shall vote all of such Holder's Voting Stock and shall take all other necessary or desirable actions within the Holder's control (in its capacity as a stockholder, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to elect one representative designated by International to the Company's Board of Directors.

     Section 2.2.  Conflicting Agreements.  Each Holder hereby represents
                   ----------------------
and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Holder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Holder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other Person or Persons in connection with the acquisition, disposition or voting of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

     Section 2.3.  Actions Consistent with Agreement.  The Company shall
                   ---------------------------------
not circumvent this Agreement by taking any action through a Subsidiary or Affiliate that would be prohibited under this Agreement. The Holders will take all action necessary to give effect to this Stockholders Agreement.

     Section 2.4.  Covenants of the Company.
                   ------------------------

     (a)  Delivery of Financial Statements, etc.  The Company shall deliver
          -------------------------------------
(x) to each of International, CVCA, the Institutional Holders and each Permitted Transferee holding beneficially and of record in excess of 10% of the Common Stock on a fully-diluted basis (each a "Qualified Holder") all
                                                   ----------------
financial statements and information set forth in this Section, and (y) to each other Qualified Holder, only the financial information described in clauses (i) and (ii) below:
- -----------     ----

          (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, cash flow and shareholders' equity of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by (A) an opinion of Ernst & Young, LLP or another independent accounting firm of recognized national standing, (B) a certificate of the Company's chief financial officer certifying that, in the course of the preparation of the Company's audited financial statements, nothing came to the attention of the Company that caused it to believe that there was an Event of Non-Compliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if the Company has reason to believe any Event of Non-Compliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto, and (C) a copy of Ernst & Young's (or such other accounting firm's) annual management letter to the Board of Directors;

          (ii) as soon as available, but in any event within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, unaudited consolidated statements of income, cash flow and shareholders' equity of the Company and its Subsidiaries for such fiscal quarter, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, setting forth, in each case, comparisons to the Annual Budget and to the corresponding period in the preceding fiscal year, prepared in accordance with GAAP, consistently applied, and certified by the Company's chief financial officer;

          (iii) as soon as available, but in any event within 30 days after the end of each fiscal month of the Company, unaudited consolidated statements of income, cash flow and shareholders' equity of the Company and its Subsidiaries for such fiscal month, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal month, setting forth, in each case, comparisons to the Annual Budget and to the corresponding period in the preceding fiscal year, prepared in accordance with GAAP, consistently applied, and certified by the Company's chief financial officer;

          (iv) accompanying the financial statements referred to in clauses (ii) and (iii) above, a certificate of the Company's chief
     ------------     -----
     financial officer stating that there is no Event of Non-Compliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Non-Compliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (v)  as soon as practicable and in any event no later than
     30 days after the close of each fiscal year of the Company, a budget for the immediately succeeding fiscal year, which shall be prepared in reasonable detail, which budget shall display (segregated on a monthly and quarterly basis) anticipated statements of income and cash flows and balance sheets for the Company and its Subsidiaries for such immediately succeeding fiscal year (the "Annual Budget"); and,
                                              -------------
     promptly upon preparation thereof, all other significant budgets (including strategic plans) prepared by the Company or any of its Subsidiaries; and within 30 days after any monthly period in which there is a material adverse deviation from the Annual Budget, a certificate from the Company's chief financial officer explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Non-Compliance, any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of material litigation being commenced), a certificate of the Company's chief financial officer specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company or any of its Subsidiaries sends to its security holders and copies of all Registration Statements and all regular, special or periodic reports which it files, or any of its officers or directors files with respect to the Company or any of its Subsidiaries, with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

               (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Qualified Holder may reasonably request.

Each of the financial statements referred to in clauses (i), (ii) and (iii)
                                                -----------  ----     -----
above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business of the Company and its Subsidiaries taken as a whole).

     Notwithstanding the foregoing, the provisions of this Section 2.4
                                                           -----------
shall cease to be effective so long as the Company (x) is subject to the periodic reporting requirements of the '34 Act and continues to comply with such requirements and (y) promptly provides to each Qualified Holder otherwise entitled to receive information pursuant to this Section 2.4 such
                                                           -----------
reports and other material filed by the Company with the SEC pursuant to the periodic reporting requirements of the '34 Act; provided, however, that
                                                    --------  -------
so long as this Agreement remains in effect, the Company shall continue to deliver to each Qualified Holder, the information specified in clauses
                                                               -------
(iv), (v), (vi), (vii) and (viii) above.
- ----  ---  ----  -----     ------

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under clause (a),
                                                             ----------
(b) or (c) of this Section 2.4 shall maintain the confidentiality of all
- ---    ---         -----------
non-public information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided,
                                                                --------
however, that each such Person may disclose such information in connection
- -------
with the sale or transfer of any of its Securities to a Permitted Transferee (or potential Permitted Transferee) if such Permitted Transferee (or potential Permitted Transferee) agrees in writing to be bound by the provisions hereof.

     For purposes of this Section 2.4, the term "Qualified Holder" shall
                          -----------
include any partner or other equity holder of a Qualified Holder who received Securities pursuant to a distribution from or a liquidation of such Qualified Holder, provided such partner of a Qualified Holder agrees in writing to be bound by the provisions hereof.

     (b)  Inspection.  Upon reasonable notice, the Company shall permit
          ----------
each Qualified Holder, at such Qualified Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers and independent accountants, all at such reasonable times during normal business hours and without disruption to the normal day-to-day operations of the Company and its Subsidiaries as may be requested by the Qualified Holder; provided, however, that the Company shall not be
                      --------  -------
obligated pursuant to this Section 2.4(b) to provide access to any
                           --------------
information which it reasonably considers to be a trade secret or similar confidential information. The presentation of an executed copy of this Agreement by any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Qualified Holder.

     (c)  Observer Rights.  The Company shall give CITEI (so long as CITEI
          ---------------
holds Common Stock (or other Securities convertible, exercisable or exchangeable into Common Stock) representing at least 4.6% of the then outstanding Common Stock) written notice of each meeting of the Company's Board of Directors at the same time and in the same manner as notice is given to the directors (which notice shall be confirmed in writing to CITEI), and the Company shall permit a representative of CITEI to attend as an observer all meetings of its Board of Directors. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the members of the Board of Directors. If the Company takes any action by written consent in lieu of a meeting of its Board of Directors, the Company shall promptly give written notice thereof to each such representative after the effective date of such consent describing the nature and substance of such action.

     (d)  Frequency of Meetings.  The Company agrees to hold a meeting of
          ---------------------
the Board of Directors at least three times per calendar year and not less frequently than once per one hundred eighty days.


                                ARTICLE III

                            REGISTRATION RIGHTS

     Section 3.1.  Demand Registration Rights.
                   --------------------------

     (a)  Demands for Registration.  If the Company shall receive (i) in
          ------------------------
the case of International or CVCA at any time subsequent to the earlier of
(x) the fifth anniversary of the Closing Date
and (y) six months after the effective date of the first Registration Statement for a public offering of equity securities of the Company (the "Initial Registration"), or (ii) in the case of a majority-in-interest of
 --------------------
the Institutional Holders, at any time subsequent to the earlier of (x) the sixth anniversary of the Closing Date and (y) six months after the effective date of the Initial Registration, a written request from International, CVCA or a majority-in-interest of the Institutional Holders that the Company file a Registration Statement under the '33 Act covering the registration of such Holder's Common Stock, then the Company shall:

          (i) within 20 days of the receipt thereof, give written notice of such request to all Holders; and

          (ii) use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the '33 Act of all Common Stock which the Holders request to be registered, subject to the limitations of Section
                                                             -------
     3.1(b).
     ------

     (b)  "Piggyback" Registration Rights.  If the Holder initiating the
          -------------------------------
registration request hereunder (the "Initiating Holder") intends to
                                     -----------------
distribute the Common Stock covered by its request by means of an underwriting, such Holder shall so advise the Company as a part of its request made pursuant to Section 3.1(a) and the Company shall include such
                         --------------
information in the written notice referred to in Section 3.1(a).  The
                                                 --------------
underwriter for such underwriting will be selected by the Company and shall be reasonably acceptable to the Initiating Holder (or, if more than one Initiating Holder, a majority-in-interest of the Initiating Holders). In such event, each other Holder which is a party or subject to this Agreement shall have the right to include its Common Stock in such registration which right shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their Securities through such underwriting shall (together with the Company as provided in Section 3.3(e)) enter into an underwriting
                           --------------
agreement, custody agreement and power of attorney, if required, in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.1, if
                                                           -----------
the underwriter advises the Initiating Holders in writing that market factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Common Stock which would otherwise be underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the underwriting shall be allocated to all Holders (including all Initiating Holders), in proportion (as nearly as practicable) to the number of shares of the Company owned by each Holder; provided, however, that the number of shares of Common Stock to be included
- --------  -------
in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

     (c)  Deferral of Demand Registration.  Notwithstanding the foregoing,
          -------------------------------
if the Company shall furnish to Holders requesting a registration pursuant to this Section 3.1, a certificate signed by the chief executive officer of
        -----------
the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its stockholders for such registration to be effected and it is therefore desirable to defer the filing of such Registration Statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize
                    --------  -------
this right more than once in any 12-month period.

     (d)  Number of Demands.  In addition, the Company shall not be
          -----------------
obligated to effect, or to take any action to effect:

          (i)  more than three registrations pursuant to this Section 3.1
                                                              -----------
     at the request of International or CVCA, provided, such registrations
                                              --------
     have become effective; or

          (ii)  more than one registration pursuant to this Section 3.1 at
                                                            -----------
     the request of a majority-in-interest of the Institutional Holders, provided, such registration has become effective; or
     --------

          (iii)  any registration pursuant to this Section 3.1 during the
                                                   -----------
     period starting with the date 30 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 3.2
                                                            -----------
     hereof; provided, that the Company is actively employing in good faith
             --------
     all reasonable efforts to cause such Registration Statement to become effective.

     Section 3.2.  Company Registration.  If (but without any obligation to
                   --------------------
do so) the Company proposes to register (including for this purpose a registration effected by the Company for itself or for stockholders other than the Holders) any of its stock or other equity securities (other than a registration on any form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Common Stock or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 7.4 hereof, the
                                                 -----------
Company shall, subject to the provisions of Section 3.7, cause to be
                                            -----------
registered under the '33 Act all of the Common Stock that each such Holder has requested to be registered.

     Section 3.3.  Obligations of the Company.  Whenever required under
                   --------------------------
this Article III to effect the registration of any
     -----------

Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Securities registered thereunder, keep such Registration Statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day
                                   --------  -------
     period shall be extended for a period of time equal to the period the Holder refrains from selling any Securities included in such registration at the request of the underwriter; and (ii) in the case of any registration of Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Securities are sold; provided, that Rule 415 (or any
                                         --------
     similar provision then in force) under the '33 Act, permits an offering on a continuous or delayed basis; and provided, further,
                                                    --------  -------
     however, that applicable rules under the '33 Act governing the
     -------
     obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the '33 Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in clause (i) and
                                                            ----------
     (ii) above of this second proviso to be contained in periodic reports
     ----
     filed pursuant to Section 13 or 15(d) of the 1934 Act in the Registration Statement;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the '33 Act with respect to the disposition of all Securities covered by such Registration Statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the '33 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Securities owned by them;

          (d) use its best efforts to register and qualify the Securities covered by such Registration Statement under such other Securities or Blue Sky Laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be
                     --------  -------
     required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, as well as a custody agreement and power of attorney in usual and customary form, if required;

          (f) notify each Holder of Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the '33 Act of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Securities registered pursuant to this Section to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

          (h) provide a transfer agent and registrar for all Securities registered pursuant to this Section and a CUSIP number for all such Securities, in each case not later than the effective date of such registration.

     Section 3.4.  Furnish Information.  It shall be a condition precedent
                   -------------------
to the obligations of the Company to take any action pursuant to this
Article III with respect to the Securities of any selling Holder that such
- -----------
Holder shall furnish to the Company such information regarding itself, the Securities held by it, and the intended method of disposition of such Securities as shall be required to effect the registration of such Holder's Securities.

     Section 3.5.  Expenses of Demand Registration.  All expenses other
                   -------------------------------
than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 3.1, including
                                                     -----------
(without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company
                                       --------  -------
shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is
                             -----------
subsequently withdrawn at the request of the Holders of a majority-in-interest of the Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Initiating Holders agree to forfeit their right to one demand registration pursuant to
Section 3.1; provided, further, however, that if at the time of such
- -----------  --------  -------  -------
withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request to initiate such registration with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 3.1.
- -----------

     Section 3.6.  Expenses of Company Registration.  The Company shall
                   --------------------------------
bear and pay all expenses incurred in connection with any registration, filing or qualification of Securities with respect to the registrations pursuant to Section 3.2, including (without limitation) all registration,
            -----------
filing, and qualification fees, printers and accounting fees relating or apportionable thereto, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Securities of such Holders.

     Section 3.7.  Underwriting Requirements; "Piggyback" Registrations
                   ----------------------------------------------------
Rights on Company Registrations, etc.  In connection with any offering
- ------------------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3.2 to include any of the
                                    -----------
Holders' Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole but reasonable discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Securities of the Holders, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Securities which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the Securities so included to be apportioned pro rata among
                                                           --- ----
all selling Holders (including all Initiating Holders) according to the total amount of Securities entitled to be included therein owned by each selling Holder or in such other proportions as shall be mutually agreed upon by such Holders). For purposes of the parenthetical in the immediately preceding sentence concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners and stockholders of such selling Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "selling Holder", and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included or comprising such selling Holder.

     Section 3.8.  Delay of Registration.  No Holder shall have any right
                   ---------------------
to obtain or seek an injunction restraining or
otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.
     -----------

     Section 3.9.  Indemnification.  In the event any Securities of any
                   ---------------
Holder are included in a Registration Statement under this Article III:
                                                           -----------

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the '33
     Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the '33 Act or the '34 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the '33 Act or the '34 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i)
                                                          ---------
     any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the '33 Act, the '34 Act, or any rule or regulation promulgated under the '33 Act or the '34 Act; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,
                                                     --------  -------
     that the indemnity agreement contained in this Section 3.9(a) shall
                                                    --------------
     not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the '33 Act, any underwriter, any other Holder selling Securities in such Registration Statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing

     Persons may become subject, under the '33 Act or the '34 Act insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this
     Section 3.9(b), in connection with investigating or defending any such
     --------------
     loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
     indemnity agreement contained in this Section 3.9(b) shall not apply
                                           --------------
     to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that, in no event shall any indemnity
     --------  -------  -------
     under this Section 3.9(b) exceed the net proceeds from the offering
                --------------
     received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this
     Section 3.9 of notice of the commencement of any action (including any
     -----------
     governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice
          -----------
     of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel consented to by such indemnified party and any other indemnifying parties similarly noticed, which consent shall not be unreasonably withheld or delayed; provided, however, that an indemnified party (together with all other
     --------  -------
     indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
                                                                -------
     3.9, but the omission so to deliver written notice to the indemnifying
     ---
     party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.
                                                 -----------

          (d)  If the indemnification provided for in this Section 3.9 is
                                                           -----------
     held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and Holders under this
     Section 3.9 shall survive the completion of any offering of Securities
     -----------
     in a Registration Statement under this Article III, and otherwise.
                                            -----------

     Section 3.10.  Reports Under the '34 Act.  With a view to making
                    -------------------------
available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell Securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to the 90th day following the effective date of the Initial Registration;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the '33 Act and the '34 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Common Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the date specified in clause (a) above), the '33 Act and the '34 Act (at
                       ----------
     any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any of its Securities without registration or pursuant to such form.

     Section 3.11.  Form S-3 Registration.  In the event the Company
                    ---------------------
receives from any Holders (other than Management Shareholders) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Common Stock owned by such Holders (other than Management Shareholders), the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Common Stock as are specified in such request, together with all or such portion of the Common Stock of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company
                                      --------  -------
     shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.11: (i) if Form S-3 is not
                                     ------------
     available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Common Stock (including such other securities, if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the chief financial officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 3.11; provided, however, that the
                                  ------------  --------  -------
     Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section
                                                                -------
     3.11; or (v) in any particular jurisdiction in which the Company would
     ----
     be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Registration Statement on Form S-3 covering the Common Stock (and other Securities, if any) so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 3.11, including (without limitation) all
                      ------------
     registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions shall be borne by the Company.

     Section 3.12.  Limitations on Subsequent Registration Rights.  From
                    ---------------------------------------------
and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Common Stock held by International, CVCA and the Institutional Holder, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.1 hereof, unless
                                                -----------
under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Securities of the Holders which is included or (b) to make a demand registration which could result in a Registration Statement being declared effective prior to the earlier of either of the dates set forth in Section
                                                                   -------
3.1(a) or within 180 days of the effective date of any registration
- ------
effected pursuant to Section 3.1.
                     -----------

     Section 3.13.  "Market Stand-Off" Agreement.  Each Holder hereby
                    ----------------------------
agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a Registration Statement of the Company filed under the '33 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
              --------  -------

          (a) all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

          (b) such market stand-off time period shall not exceed a period of 194 consecutive days in the aggregate, of which (i) a period of no more than 14 consecutive days may precede such effective date and (ii) a period of no more than 180 consecutive days may succeed such effective date.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this
Section 3.13 shall not apply to a registration relating solely to employee
- ------------
benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Rule 145 (or any similar provision then in force) under the '33 Act transaction on Form S-4 or similar forms which may be promulgated in the future.

     Section 3.14.  Termination of Registration Rights.  The right of any
                    ----------------------------------
Holder to request registration or inclusion in any registration pursuant to
Article III shall terminate on the closing of the first Company-initiated
- -----------
registered public offering of Common Stock of the Company if all shares of Securities held by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Securities held by such Holder or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 3.14
               --------  -------                              ------------
shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding Common Stock until such time as such Holder owns less than two percent (2%) of the outstanding Common Stock of the Company.


                                 ARTICLE IV

                            SALE OF THE COMPANY

     Section 4.1.  Sale of the Company.
                   -------------------

     (a) The Company and its Board of Directors shall solicit a Sale of the Company if (i) the Company receives a written notice directing the Board of Directors to solicit a Sale of the Company from (x) International or CVCA at any time subsequent to the fifth anniversary of this Agreement or (y) a majority-in-interest of the Institutional Holders at any time subsequent to the sixth anniversary of this Agreement, or (ii) at any time after the occurrence of a Preferred Stock Control Event, the Board of Directors delivers a written notice to each Qualified Holder of the Board's intent to solicit a Sale of the Company (any such written notice described in clause (i) or (ii) above being herein
   ----------    ----
referred to as a "Request for Sale").  Upon receipt of any Request for Sale
                  ----------------
pursuant to clause (i) above, the Company shall promptly notify each Qualified Holder of its receipt thereof. The Holder (or, in the case of the Institutional Holders, the majority-in-interest thereof) requesting the Sale of the Company shall be referred to as the "Requesting Holder". (For
                                                 -----------------
purposes of this Article IV, in the event a majority-in-interest of the
                 ----------
Institutional Holders makes a Request for Sale, such majority-in-interest
(x) shall be deemed to be the "Requesting Holder" and (y) shall designate a representative from among such Holders to act as the "Requesting Holder" on their behalf to effect the terms and provisions of this Article IV).
                                                        ----------

     (b) After receipt by the Company and the Qualified Holders of a Request for Sale, the Requesting Holder and one or more representatives of the Board of Directors shall promptly meet for the purpose of mutually agreeing upon a nationally-recognized investment banking firm (an "Investment Bank") which shall coordinate and supervise the Sale of the
 ---------------
Company; provided, however, that in the event the Board of Directors has
         --------  -------
initiated the solicitation of the Sale of the Company pursuant to clause
                                                                  ------
(ii) of Section 4.1(a) above, the Board of Directors shall, notwithstanding
- ----    --------------
any terms or provisions of this Article IV to the contrary, be obligated to
                                ----------
follow the applicable procedures set forth in this Article but shall reserve for itself those rights which would otherwise have been exercisable by the Requesting Holder. In the event such Requesting Holder and the representatives of the Board of Directors are unable to mutually agree upon an Investment Bank within fifteen days following receipt by the Company of a Request for Sale, such Investment Bank shall be chosen by the Board of Directors, subject to the one-time right of the Requesting Holder to reject the firm chosen by the Board of Directors. The Board of Directors' second choice will be binding. Once selected, the Company and the Board of Directors shall instruct the Investment Bank promptly to take all necessary actions and steps to solicit offers for a Sale of the Company from Persons who are not Affiliates of the Company, any of the Holders or holders of Preferred Stock, and to present to the Board of Directors and all Qualified Holders, all bona fide offers (in the reasonable judgment of the Investment
Bank) received as part of the solicitation for the Sale of the Company.
The reasonable fees and expenses of the Investment Bank selected hereunder shall be borne by the Company.

     (c) In furtherance of the Sale of the Company, the Board of Directors shall, and shall direct the management employees of the Company to, cooperate with the Investment Bank and all potential purchasers in all commercially reasonable respects (subject to the last sentence of this clause (c)), including, without limitation, (i) cooperating in the
- ----------
preparation of materials to be distributed to potential purchasers, which materials shall include appropriate and customary descriptions and financial information concerning the Company, its Subsidiaries and their respective businesses, (ii) permitting customary "due diligence" reviews of the Company, its Subsidiaries and their respective books, businesses and assets, and (iii) upon reasonable notice, making appropriate employees and independent accountants available at reasonable times and intervals, without disruption to the normal day-to-day operations of the Company, to answer questions of potential purchasers and their advisors. In connection with the Sale of the Company, customary confidentiality agreements shall be obtained from all potential purchasers, and the Company shall not be obligated to disclose proprietary information which the Board of Directors reasonably determines in good faith should not be disclosed to any such potential purchaser.

     (d) After bona fide offers have been received for a Sale of the Company, subject to the provisions of Section 4.2, the Requesting Holder
                                      -----------
may demand (the date on which such demand is made being the "Demand Date")
                                                             -----------
that the Company, the Holders and all holders of Preferred Interests effect a Sale of the Company on terms offered by one of the proposed purchasers. In the event there is more than one bona fide offer for the Company and the Board of Directors and the Requesting Holder are unable to agree within 10 business days following the Demand Date upon which offer to choose, such Requesting Holder and the Board shall promptly, but in any event within 12 business days following the Demand Date, engage the Investment Bank chosen pursuant to clause (b) above to recommend one of the offers for the Company
            ----------
based upon, among other things, relative value to the Company's stockholders (from a financial point of view) and the relative likelihood of consummating a Sale of the Company with the various prospective purchasers. The recommendation of such Investment Bank shall be deemed to be the offer mutually selected by the Board of Directors and the Requesting Holder. (The offer which is mutually selected, or deemed to be mutually accepted, by the Board of Directors and the Requesting Holder is herein referred to as the "Approved Sale".) Subject to the provisions of
                    -------------
Section 4.2, if the Approved Sale is structured as (i) a merger,
- -----------
consolidation or sale of assets, each Holder and each holder of Preferred Interests shall vote or execute a written consent in favor of such merger, consolidation or sale, as may be required, and shall waive any dissenters' rights, appraisal rights or similar rights in connection with such transaction or (ii) a sale of stock, each Holder and each holder of Preferred Interests shall agree to sell all of its Securities and Preferred Interests, as the case may be, as well as all Interests in or to acquire other securities of the Company or any of its Subsidiaries, on the terms and conditions of the Approved Sale. Subject to the provisions of Section
                                                                   -------
4.2, the Company, each Holder and each holder of Preferred Interests shall
- ---
take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company, or the Requesting Holder.

     Section 4.2.  Conditions of Sale.  Subject to Section 4.3, the
                   ------------------              -----------
obligations of the Holders and the holders of Preferred Interests with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions:

(i) upon the consummation of the Approved Sale, each Holder and each holder of Preferred Interests shall receive the same form of consideration and, after payment to the holders of Preferred Stock of a per share price of not less than the Liquidation Preference (as defined in the Amended and Restated Certificate of Incorporation) of each such share, plus all accrued and unpaid dividends thereon through the date of purchase, and satisfaction of any other applicable liquidation (or similar) preferences required with respect to the Common Stock pursuant to the Amended and Restated Certificate of Incorporation, the same per share amount of consideration;
(ii) if any holders of a class of Common Stock (including Warrant Stock) or Preferred Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock or Preferred Stock shall be given the same option; (iii) each holder of then currently exercisable rights to acquire shares of any class of the Company's capital stock (including Warrant Stock) shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of the applicable class of capital stock received by holders thereof in connection with the Approved Sale less the exercise price per share of such class of capital stock of such rights to acquire such class of capital stock by (2) the number of shares of such class of capital stock represented by such rights; (iv) no holder of any class of capital stock (including Warrant Stock) shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for its own postage, copies, etc., and the fees and expenses of its own counsel retained by it) and no such holder shall be obligated to pay more than its or his pro rata share (based upon
                                               --- ----
the number of shares of capital stock (including Warrant Stock) held) of reasonable expenses incurred in connection with such Approved Sale to the extent such costs are incurred for the benefit of all such holders and are not otherwise paid by the Company or the acquiring party (including the reasonable costs of one counsel chosen by the Company on behalf of such holders), it being understood that costs incurred by or on behalf of any such holder for its or his sole benefit will not be considered costs of the transaction hereunder; provided that any such holder's liability for its or
                       --------
his pro rata share of such allocated expenses shall be capped at the total
    --- ----
purchase price received in cash by such holder for its or his capital stock (including Warrant Stock); and (v) in the event that any holders of capital stock (including Warrant Stock) are required to provide any representations or indemnities in connection with the Approved Sale (other than representations and indemnities concerning such holder's title to its or his capital stock and such holder's authority, power and right to enter into and consummate such purchase or merger agreement without violating any other agreement or legal requirement), then such holder shall not be liable for more than its or his pro rata share (based upon the number of shares of
                         --- ----
capital stock held) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such holder for its or his capital stock; provided that the portion of such holder's liability
               --------
attributable to any non-cash purchase price received shall be satisfied solely out of such non-cash property.

     Section 4.3.  Consideration Allocation.  In any Sale of the Company,
                   ------------------------
the consideration therefrom will be allocated among the holders of the Company's capital stock (including Interests in capital stock on an as-if-converted basis) so that each such Person receives the aggregate consideration that it or he would have received if such consideration had been distributed by the Company pursuant to the Amended and Restated Certificate of Incorporation in a complete liquidation.


                                 ARTICLE V

                     PREEMPTIVE RIGHTS; NEW SECURITIES

     Section 5.1.  Preemptive Rights, etc.
                   ----------------------

     (a) The Company hereby grants to each Qualified Holder the right to purchase shares of any New Securities which the Company may, from time to time, propose to issue and sell. Such right shall allow each Qualified Holder to purchase, at the issue price, a pro rata portion of the New
                                          --- ----
Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock such Qualified Holder would hold before the proposed issuance of New Securities, but in any event sufficient to maintain such Qualified Holder's fully-diluted percentage ownership of the Company immediately prior to the issuance of such New Securities. In the event a Qualified Holder does not purchase any or all of its pro rata portion of New Securities, the remaining Qualified
              --- ----
Holders shall have the right to purchase such unpurchased New Securities or respective pro rata portion until all of the New Securities are purchased
           --- ----
or until no other Qualified Holder desires to purchase any more New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 30 days after receipt of the notice described in clause (c) below.
- ----------

     (b)  "New Securities" shall mean (x) any issuance of capital stock or
           --------------
options or rights to acquire capital stock of the Company; or (y) any promissory note or debt instrument of the Company which is exchangeable or convertible into capital stock of the Company or which is issued together with any rights, options or warrants to purchase or acquire capital stock, and Securities of any type whatsoever that are, or may become, exchangeable or convertible into capital stock; provided, however, that the term "New
                                   --------  -------
Securities" shall not include (i) any shares of Warrant Stock issued upon exercise of, or pursuant to, the Warrant (ii) capital stock (including warrants, options or other rights to purchase capital stock, or that are convertible into or exchangeable for capital stock of the Company) issued in connection with any borrowings or the incurrence of any indebtedness by the Company or any of its Subsidiaries; provided, that all
                                                        --------
such capital stock, warrants, options or other rights shall not, in the aggregate, exceed 5% of the Company's Common Stock on a fully diluted basis; (iii) Class B Common Stock issued to employees, officers or directors pursuant to stock incentive plans so long as the aggregate number of shares of Class B Common Stock, at any time outstanding, issued pursuant to (or outstanding under) any such plans does not exceed 12% of the Company's capital stock on a fully diluted basis; (iv) Common Stock issued by the Company pursuant to the acquisition of another corporation or entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting equity of such corporation or entity; (v) shares of Common Stock issued to an SBIC Holder upon exchange of Common Stock of such SBIC Holder as a result of a Regulatory Problem; (vi) securities issued and sold by the Company in connection with a Qualified Public Offering; (vii) securities issued and sold by the Company in connection with an Approved Sale; or (viii) securities issued and sold by the Company in connection with a pro rata stock dividend, stock split,
                                 --- ----
combination, exchange, etc. with respect to any classes of Common Stock.

     (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Qualified Holder not less than 30 (or greater than 45) days' written notice of its intention, describing the class and number of shares of Common Stock it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same.
Each Qualified Holder shall have 30 days from the date such notice is given to determine whether to purchase all or any portion of the its pro rata
                                                               --- ----
share of such New Securities by giving written notice to the Company and stating therein the number of New Securities to be purchased. Any Qualified Holder electing to so purchase its pro rata shares of such New
                                             --- ----
Securities will complete such purchase at the time of, and subject to the terms and conditions of, the issuance giving rise to the rights under this
Section 5.1.
- -----------


                                 ARTICLE VI

                                TERMINATION

     The provisions of Articles II, IV and V and Section 7.1 shall
                       -----------  --     -     -----------
terminate in full on the date on which any of the following events first occurs: (i) the later of (x) five years from the date hereof if a Qualified Public Offering occurs prior to the fifth anniversary of the date hereof and (y) the occurrence of a Qualified Public Offering subsequent to such fifth anniversary, (ii) twenty years from the date of this Agreement and (iii) a Sale of the Company. (For purposes of this Article VI, each of
                                                        ----------
International, CVCA and, collectively, the Institutional Holders (such Institutional Holders being treated for purposes of this

Article as if they were a single Holder) are herein referred to as a "Benefitting Party".) All rights of any Benefitting Party under Section
 -----------------                                               -------
2.1(a), and the obligation of any other Holder or the Company to take
- ------
action to support or enforce such rights as required by Article II, shall
                                                        ----------
cease (and no longer be in force or effect) as to such Benefitting Party (but only as to such Benefitting Party) in the event that, at any time, (A) the percentage determined by dividing (1) the sum of (x) the aggregate number of shares of Common Stock held, beneficially and of record with full power to vote, directly or indirectly, by such Benefitting Party and its Related Persons of the type described in clauses (i)(x) or (ii)(x), as
                                         --------------    -------
applicable, of the definition thereof which are Holders and (y) all other shares of Common Stock which such Benefitting Party has, directly or indirectly, the power to vote, by way of voting agreement, proxy or otherwise, for the election of directors to the Board of Directors by
                                                                   --
(2) the number of shares of Common Stock then outstanding on a fully diluted basis (determined as though there were only a single class of Common Stock) at any time is less than (B) one-third of the percentage
                          ------------
determined by dividing (1) the number of shares of Common Stock so held by such Benefitting Party immediately following the transactions contemplated by the Purchase Agreement by (2) the number of shares of Common Stock
                          --
outstanding on a fully diluted basis (determined as though there were only a single class of Common Stock) immediately following such transactions.


                                ARTICLE VII

                               MISCELLANEOUS

     Section 7.1.  Transfer Restrictions, Tag-Along Rights, etc.
                   --------------------------------------------

     (a) No Holder shall transfer, sell or otherwise dispose of all or any portion of its economic or voting interest in any securities or other Interests except that any such Holder may (i) transfer or sell up to 10% of the Securities or other Interests held by it or him on the Closing Date or
(ii) transfer or sell any securities or other Interests held by such Holder to any Related Person. Any transfer permitted under clause (i) or (ii)
                                                     ----------    ----
above is herein referred to as a "Permitted Transfer", and any transferee
                                  ------------------
of Securities or other Interests pursuant to a Permitted Transfer is herein referred to as a "Permitted Transferee". No transfer of securities or
                  --------------------
other Interests by a Holder will be recognized on the books of the Company unless the transferee executes an agreement to be bound by the provisions of this Agreement.

     (b) If at any time after the Closing, any of International, CVCA or any Institutional Holder (each, a "Tag-Along Seller") desires (and is
                                   ----------------
permitted) to sell, transfer or otherwise dispose of any Securities beneficially owned by such Person (a "Disposition") to any transferee (the
                                      -----------
"Proposed Purchaser"), in a single transaction or a series of related
 ------------------
transactions which
would not constitute a Permitted Transfer (such transaction or series of related transactions being a "Tag-Along Sale"), such Tag-Along Seller
                              --------------
shall, prior to consummating any such Disposition, require the Proposed Purchaser to provide not less than 15 days prior written notice of such proposed Tag-Along Sale and to offer in such notice (the "Tag-Along
                                                          ---------
Purchase Offer") to purchase from (i) each holder of Warrants or Warrant
- --------------
Stock (each such holder being a "Warrant Holder") a "pro rata portion" of
                                 --------------      --- ----
the amount of Warrants or Warrant Stock which such Warrant Holder desires to include in such proposed Tag-Along Sale and (ii) each holder of Preferred Stock (each such holder being a "Preferred Stock Holder") a "pro
                                           ----------------------      ---
rata portion" of the amount of Preferred Stock held by such Preferred Stock
- ----
Holder, which purchase of Preferred Stock shall be in addition to any Securities, Warrants or Warrant Stock being included in the proposed Tag-Along Sale (all such Warrants, Warrant Stock or Preferred Stock, as the case may be, subject to a proposed Tag-Along Purchase Offer are herein collectively referred to as "Tag-Along Securities"). Within 10 days of
                             --------------------
receiving such Tag-Along Purchase Offer, each Warrant Holder or Preferred Stock Holder electing to participate in such proposed Tag-Along Sale shall provide written notice of such election to the Proposed Purchaser and the Tag-Along Seller, together with the number and type of shares of Tag-Along Securities such Warrant Holder or Preferred Stock Holder, as the case may be, desires to include in such proposed Tag-Along Sale (which number of shares, in the case of a Warrant Holder, may be in excess of the number of shares of Securities proposed to be sold or otherwise disposed of in such proposed Tag-Along Sale). To the extent one or more Warrant Holders elect to participate in a proposed Tag-Along Sale pursuant to this clause (b),
                                                             ----------
the number of shares of Securities that the Tag-Along Seller may sell in such transaction shall be correspondingly reduced; provided, however, that
                                                   --------  -------
there shall be no such reduction in the event any Preferred Stock Holder elects to participate in a proposed Tag-Along Sale pursuant to this clause
                                                                    ------
(b).
- ---

     For purposes of this Section 7.1(b), "pro rata portion" shall mean,
                          --------------   --- ----
(i) in the case of each Warrant Holder electing to participate in any such Disposition, a fraction the numerator of which is the total number of shares of Securities proposed to be sold in such Disposition by the Tag-Along Seller (without regard to any reduction resulting from the operation of this clause (b)) and the denominator of which is the total number of
        ----------
shares of Common Stock (determined on a fully-diluted, as-if-converted basis) owned by International, CVCA, each Institutional Holder and each Warrant Holder immediately prior to such Disposition; and (ii) in the case of each Preferred Stock Holder seeking to participate in such Disposition, a percentage of the total amount of Preferred Stock held by such Preferred Stock Holder equal to the percentage determined by dividing (x) the number of shares of Common Stock (determined on a fully diluted, as-if-converted basis) the Tag-Along Seller will be permitted to sell in the proposed Tag-Along Sale (after giving effect to all reductions occurring as a result of the operation of this clause (b)) by (y) the sum of the total number of
                      ----------
shares of Common Stock (determined
on a fully-diluted, as-if-converted basis) owned by International, CVCA and each Institutional Holder immediately prior to such proposed Tag-Along Sale.

     No holder of Tag-Along Securities exercising its rights hereunder shall be required to make any representations or warranties except as to
(x) its title to the Tag-Along Securities to be sold by it, (y) such holder's power and authority to effect such transfer and (z) such matters pertaining to compliance with securities law as the Proposed Purchaser may reasonably require; provided, however, that, in the event the Proposed
                    --------  -------
Purchaser requires that additional or other reasonable and customary representations or warranties be made as a condition to consummating a proposed Tag-Along Sale which representations or warranties are also to be made by the Tag-Along Sellers and such holder of Tag-Along Securities decides, in its sole discretion, not to make such additional or other representations or warranties, such holder shall forfeit its rights hereunder to participate in such Tag-Along Sale. Each such holder of Tag-Along Securities shall have 20 days from the receipt of the Tag-Along Purchase Offer in which to accept such offer. Any term or provision of this Section to the contrary notwithstanding:

          (1)  The provisions of this clause (b) shall not apply to (A) any
                                      ----------
     bona fide public offering of shares of Common Stock sold pursuant to an effective Registration Statement under the '33 Act, (B) any Permitted Transfer or (C) any sale of shares of Common Stock effected pursuant to and in accordance with an open-market sale under Rule 144.

          (2) The Preferred Stockholders shall have no rights to participate in any Tag-Along Sale by any Tag-Along Seller pursuant to this Section unless, after giving effect to such Tag-Along Sale, International, CVCA and the Institutional Holders shall have, collectively, transferred or sold in excess of 50% of the aggregate amount of Securities or other Interests held by International, CVCA and the Institutional Holders immediately following the Closing.

          (3) Any sale or transfer of Tag-Along Securities by a Warrant Holder or Preferred Stock Holder pursuant to this Section shall be on the same terms and conditions as the proposed Tag-Along Sale by the Tag-Along Seller, except that any Preferred Stock included in a Tag-Along Sale shall be purchased by the Proposed Purchaser at a per share price of not less than the Liquidation Preference (as defined in the Amended and Restated Certificate of Incorporation) of each such share, plus all accrued and unpaid dividends thereon through the date of such purchase.

     Section 7.2.  Successors and Assigns.  Except as otherwise provided
                   ----------------------
herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto, including Permitted Transferees. No

Holder may assign any of its rights hereunder except as permitted in
Section 7.1.  The Company may not assign any of its rights hereunder to any
- -----------
Person. If any transferee of any Holder shall acquire any Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

     Section 7.3.  Amendment and Modification; Waiver of Compliance;
                   -------------------------------------------------
Conflicts.
- ---------

     (a) This Agreement may be amended or modified only by a written instrument duly executed by (i) Holders holding in the aggregate a majority-in-interest of the Common Stock then outstanding, (ii) each of International and CVCA, (iii) with respect to any amendment or modification to this Agreement which would adversely affect the rights of any holder of Preferred Interests hereunder, at least two-thirds of the holders of Preferred Interests and (iv) with respect to any amendment or modification to this Agreement which would adversely affect the rights of any Institutional Holder hereunder while not similarly adversely affecting the rights of International or CVCA, a majority-in-interest of the Institutional Holders.

     (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c)  In addition to the provisions of Section 7.3(b), any failure of
                                           --------------
the Company to comply with any obligation, covenant, agreement or condition herein may be waived by a written instrument duly executed by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 7.4.  Notices.  Any notice, request, claim, demand, document
                   -------
and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as follows:

          (i) If to International, CVCA, any Institutional Holder, the Company or any holder of Preferred Interests addressed to such Person at the address set forth opposite its name on
     Schedule I hereto; or
     ----------

          (ii) If to a Holder other than International, CVCA or any Institutional Holder, to the address of such Holder set forth in the stock records of the Company;

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to each Holder and the Company by written notice given in the manner specified herein.

     All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by telex (answer back received) or telecopy (confirmation of transmission received), or five business days after being so mailed.

     Section 7.5.  Entire Agreement.  This Agreement contains the entire
                   ----------------
agreement among the parties hereto with respect to its subject matter and supersedes all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter. The Company represents to the Holders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Amended and Restated Certificate of Incorporation) to which the Company is a party.

     Section 7.6.  Inspection.  For so long as this Agreement shall be in
                   ----------
effect, this Agreement shall be made available for inspection by any party hereto at the principal executive offices of the Company.

     Section 7.7.  Headings.  The section and paragraph headings contained
                   --------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.8.  Recapitalizations, Exchanges, Etc., Affecting the Common
                   --------------------------------------------------------
Stock or other Securities; New Issuances.  The provisions of this Agreement
- ----------------------------------------
shall apply, to the full extent set forth herein with respect to the Common Stock and to any and all other Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

     Section 7.9.  Share Certificates, Restrictive Endorsement, Replacement
                   --------------------------------------------------------
Certificates, etc.  (a)  Each certificate representing Securities now or
- -----------------
hereafter held by a Holder shall be stamped with a legend in substantially the following form:

          "The securities represented by this Certificate are subject to a Stockholders Agreement, dated as of June 18, 1996, a copy of which is on file at the offices of the Company and will be furnished to any prospective purchasers upon request. Such Stockholders Agreement provides, among other things, for certain restrictions on the sale, transfer, pledge, hypothecation or other disposition of the securities represented by this Certificate, and that under certain circumstances the holder hereof may be required to sell the securities represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholders Agreement. The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act."

Each Holder agrees that he will deliver all certificates for Securities owned by him to the Company for the purpose of affixing such legend thereto.

     (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

     Section 7.10.  Consent to Jury Trial.  EACH OF THE PARTIES TO THIS
                    ---------------------
AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE PURCHASE AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. In the event of litigation, this

Agreement may be filed as a written consent to a trial by the court.

     Section 7.11.  Litigation.  ALL JUDICIAL PROCEEDINGS BROUGHT BY THE
                    ----------
COMPANY OR THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND EACH PARTY HERETO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER TRANSACTION DOCUMENT OR SUCH OBLIGATION. The Company and each party hereto hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Person at its address provided on the signature pages hereto, such service being hereby acknowledged by such Person to be sufficient for personal jurisdiction in any action against such Person in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Company or any party hereto to bring proceedings against the other in the courts of any other jurisdiction.

     Section 7.12.  Equitable Relief.  The parties hereto agree and declare
                    ----------------
that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     Section 7.13.  Governing Law.  This Agreement shall be governed and
                    -------------
construed in accordance with the law of the State of New York without giving effect to the provisions, policies or principles thereof with respect to conflict or choice of law.

     Section 7.14.  Binding Effect.  In the event that any part of this
                    --------------
Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

     Section 7.15.  Attorneys' Fees.  In any action or proceeding brought
                    ---------------
to enforce any provisions of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     Section 7.16.  No Strict Construction.  The language used in this
                    ----------------------
Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.

     Section 7.17.  Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first above written.

                              BPC HOLDING CORPORATION


                              By /s/ Roberto Buaron
                                -------------------------------------------
                                Name:   Roberto Buaron
                                Title:  Chairman



                              HOLDERS:
                              -------

                              ATLANTIC EQUITY PARTNERS INTERNATIONAL II,
                                L.P.

                              By Atlantic Equity Associates International
                                   II, L.P., its General Partner

                                 By Buaron Holdings Ltd., its Managing
                                      General Partner


                                 By /s/ Roberto Buaron
                                   ----------------------------------------
                                   Name:   Roberto Buaron
                                   Title:  President



                              CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                              By Chase Capital Partners, its General
                                   Partner


                                 By /s/ Donald J. Hofmann
                                   ----------------------------------------
                                   Name:  Donald J. Hofmann
                                   Title: Partner

                              THE CIT GROUP/EQUITY INVESTMENTS, INC.


                              By /s/ Paul J. Laud
                                -------------------------------------------
                                Name:   Paul J. Laud
                                Title:  President



                              BPC EQUITY, LLC

                              By Aetna Life Insurance Company, its Member


                                 By /s/ Allan J. Vartelas
                                   ----------------------------------------
                                   Name:   Allan J. Vartelas
                                   Title:  Assistant Vice
                                             President



                               /s/ R. Brent Beeler
                              ---------------------------------------------
                              R. Rent Beelen



                               /s/ Douglas E. Bell
                              ---------------------------------------------
                              Douglas E. Bell



                               /s/ Ira G. Boots
                              ---------------------------------------------
                              Ira G. Boots



                               /s/ Martin R. Imbler
                              ---------------------------------------------
                              Martin R. Imbler



                               /s/ James M. Kratochvil
                              ---------------------------------------------
                              James M. Kratochvil